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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549
                              -------------------------


                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                July 23, 1997
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                            ADVANCED MATERIALS GROUP INC.
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                (Exact name of registrant as specified in its charter)


Nevada                          0-16401                       33-0215295
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(State or Other Jurisdiction   (Commission                  (IRS Employer
 of Incorporation)             File Number)                 Identification No.)


20211 Susanna Road, Rancho Dominguez, CA                                 90221
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(Address of Principal Executive Offices)                              (Zip Code)



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            (Former Name or Former Address, If Changed Since Last Report)


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    ITEM 5.        OTHER MATTERS

         On July 23, 1997, the Company announced the repurchase of 2,000,000 shares of its common stock from its majority shareholder, Trilon Dominion Partners, LLC ("Tri1on"). The repurchased shares represented 19% of the Company's 10,480,689 outstanding shares. The shares were repurchased at a price of $1.75 per share, which represents a 14% discount from the $2.03 closing price on July 22, 1997, and a 17% discount from the $2.11 average closing price over the five trading days prior to the repurchase. The transaction was funded primarily with available cash.
         Prior to the repurchase, Trilon owned 3,600,807 shares (4,565,807 shares on a fully diluted basis assuming exercise of warrants), or approximately 34.4% of the 10,480,689 shares then outstanding (39.9% on a fully diluted basis). Trilon remains the Company's largest shareholder with 1,600,807 shares, but Trilon's interest in the Company has been reduced to 18.9%. Trilon's Chief Executive Officer, Robert W. Cantwell, continues as a director of the Company.


    ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

         99.1 Stock Repurchase Agreement dated July 22, 1997, between the Registrant and Trilon

         99.2      Press Release dated July 23, 1997




                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 7, 1997                  ADVANCED MATERIALS GROUP, INC.


                                            By: /s/ J. Douglas Graven
                                                ---------------------
                                                Vice President and CFO
                                                (Principal Financial Officer and
                                                Principal Accounting Officer)